SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2017

ALL STATE PROPERTIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12895	32-0252180
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 Glenwood Drive
Liverpool, NY 13090
(Address of principal executive offices)

(315) 451-7515
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01   Entry into a Material Definitive Agreement.

On December 8, 2017, All State Properties Holdings, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the "Agreement") with Maurice Parham of Missouri City, Texas.  Under said Agreement, the Parties agreed that Joseph Passalaqua agrees to resign from the Board of Directors of the Company and shall be replaced by Maurice Parham.  Maurice Parham shall immediately transfer to the Company the rights to the Universal Nation business plan.  The Company shall immediately file the State of Nevada, the United States Securities and Exchange Commission and with FINRA for an 80-1 reverse split of its existing shares rounding off to 100 shares minimum round lots, and change its name to Universal Nation, Inc. The Company shall take immediate steps to prepare an S-1 registration for the Company to issue 200,000,000 New Shares.  100,000,000 of the 200,000,000 New Shares issued by the Company are to be held in escrow by an agreed upon Escrow Agent between the paties until the Purchase Price is paid to Friction & Heat, LLC in accordance with the Agreement, and if it is not paid, the Escrow Agent will transfer said  shares to Friction & Heat.  Friction & Heat shall cancel its Reduced Control Stock and the Company shall issue the same amount of newely issued shares in exhange of the outstanding debt owed by the Company to Friction as of the date of execution of the Agreement.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)           On December 8, 2017, Mr. Joseph C. Passalaqua presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Chief Executive Officer and Secretary, and member of the Board and all other positions to which he has been assigned, regardless of whether Mr. Passalaqua served in such capacity, of the Company, effective at 11;59 A.M. on December 8, 2017.  Mr. Passalaqua’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Passalaqua’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

(c)           On December 8, 2017, the stockholders of the Company holding a majority in interest of the Company’s voting equity, approved by written consent and the members of the board of directors (the “Board”) of the Company approved by unanimous written consent, (i) the acceptance of resignation of Mr. Joseph C. Passalaqua from his positions as an officer and director of the Company, and (ii) the appointment of Mr. Maurice Parham as Chief Executive Officer and as member of the Board of the Company.
Mr. Parham has over 20 years of experience in marketing and security management, operations, and sales. From 1993 to 1997, Mr. Parham attended Boston University where he earned a Bachelor’s degree in Liberal Arts with a minor in Business Management/Law. In 1997, Mr. Parham began his security and protection career at D.B. Kelly Security Agency. In 2000, he became efficient in sales and product development while working at Aim International Inc. where he designed direct marketing programs -Business to Business (UNI Engine Program) and a cold call system. The evolutionary development of the Ad-Bux Program evolved from the UNI Engine Program. In his endeavors he hosted businesses and economic development groups from various nations and set out to create a system that produced brand partners within communities centered around the transfer of high science technologies organically. The Ad-Bux Marketing Program evolved in 2001 with the mission of creating partners out of economically disenfranchised communities.  While working on the UNI Engine Program and Ad-Bux, Mr. Parham was active in running and managing private security programs in the U.S. urban markets. Combining the strengths of two different industries, the uniformed private security sector and the MLM direct marketing franchise small business model, gives an executive team a more proficient and effective development system for disenfranchised communities

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.
Family Relationships

Mr. Parham has no family relationship with any of the previous officers or directors of the Company.  Mr. Parham has no direct or indict financial interest in Friction & Heat, LLC, the majority member or are officers or directors of Friction & Heat, LLC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 8, 2017, the Board of Directors and Shareholders of the Company agreed to file an Amendment to its Articles of Incorporation to do an 80-1 reverse split of its existing shares rounding off to 100 shares minimum round lots, reduce the authorized Commobn Stock from 7,000,000,000 to Common Shares to 500,000,000 and change its name to Universal Nation, Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Common Stock Purchase Agreement
99.1	Resignation Letter of Joseph C. Passalaqua dated March 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

All State Properties Holdings, Inc.

Date:	December 8, 2017	By:	MAURICE PARHAM
		Name:	Maurice Parham
		Title:	CEO

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